Exhibit 99.1

E2open Completes Acquisition of Amber Road

With Amber Road, E2open expands global trade management offerings on leading cloud-based end-to-end supply chain platform

AUSTIN, Texas – July 2, 2019 – E2open, LLC (“E2open”), the one place in the cloud to run your supply chain, today announced the completion of its previously announced acquisition of Amber Road, Inc. (NYSE: AMBR) (“Amber Road”). Chicago Merger Sub, Inc., a wholly owned subsidiary of E2open (the “Purchaser”), completed an all cash tender offer for all of the outstanding shares of Amber Road common stock, followed by a merger.

The tender offer expired at midnight, New York City time, on July 1, 2019, and the Purchaser accepted all of the tendered shares. The Purchaser subsequently paid for all of the tendered shares substantially contemporaneously with the merger of Amber Road with the Purchaser, at a purchase price of $13.05 per share, net to the holder thereof in cash, without interest and less applicable withholding taxes. As a result of the tender offer and the merger, Amber Road became a privately held subsidiary of E2open, and Amber Road shares have ceased to be traded on the New York Stock Exchange.

Each share of Amber Road common stock that was issued and outstanding prior to the merger (other than excluded and dissenting shares) and not validly tendered in the tender offer has been cancelled and converted into the right to receive an amount in cash equal to $13.05, net to the holder thereof, without interest and less any applicable tax withholding.

The combination of E2open and Amber Road brings together two complementary platforms to create a premier global trade management network solution, enhancing customers’ ability to operate their entire end-to-end supply chains from one place in the cloud.

Specifically, the transaction will provide the following enhancements and solutions to E2open’s existing platform:

•	Rich trade content and information services to improve sourcing decisions and lower costs;

•	Integrated trade management solutions to automate import and export processes;

•	Extensive duty deferral and free trade agreement management solutions to improve margins;

•	China trade management solutions to automate unique compliance requirements for General and Processing Trade;

•	Multi-mode global logistics management solutions to reduce cycle times and transportation costs; and

•	Comprehensive sourcing solutions for brands in the apparel and footwear industries.

Amber Road’s capabilities will be integrated seamlessly with E2open’s platform of intelligent applications for logistics and trade management. With the addition of Amber Road’s solutions, E2open’s customers will have the ability to connect, streamline, and operate all aspects of global sourcing, manufacturing, logistics, distribution, trade and compliance.

Amber Road customers will have access to E2open’s portfolio of Intelligent Applications powered by an ecosystem of more than 100,000 trading partners from around the world:

•	Channel Shaping – manage omni-channel marketing and operations.

•	Demand Sensing – help reduce forecast errors by 30 to 40 percent and make informed demand predictions based on real-time data from across your network.

•	Business Planning – bring together all supply chain data and plan end-to-end operations with unified business planning suite.

•	Collaborative Manufacturing – enable complete visibility into all tiers of outsourced manufacturing spanning lot production to order, quality and logistics processes.

•	Supply Management – orchestrate the supplier network for direct material procurement processes, visibility, and collaboration across all tiers of supply.

“Efficient global trade is paramount for modern businesses. The addition of Amber Road to the E2open platform will add immense value for customers, adding global trade management solutions to our leading cloud-based platform of networked supply chain solutions,” said Michael Farlekas, president and chief executive officer of E2open. “As we look forward, the unprecedented integration of E2open’s and Amber Road’s end-to-end supply chain and global trade management capabilities will expedite our ongoing efforts to digitally transform supply chain planning and execution.”

E2open, the largest cloud-based provider of networked supply chain solutions, offers a complete portfolio of intelligent applications that enables the world’s most complex supply chains to better plan, collaborate, and execute their end-to-end operations – from procurement to manufacturing to distribution and fulfilment.

KeyBanc Capital Markets Inc. acted as exclusive financial advisor to Amber Road. Dentons US LLP acted as Amber Road’s legal counsel. Credit Suisse and Lazard served as financial advisors to E2open, and Willkie Farr & Gallagher LLP served as legal counsel.

About Amber Road

Amber Road’s (NYSE: AMBR) mission is to dramatically transform the way companies conduct global trade. As a leading provider of cloud-based global trade management (GTM) software, trade content and training, Amber Road helps companies all over the world create value through their global supply chain by improving margins, achieving greater agility and lowering risk. Amber Road creates a digital model of the global supply chain that enables collaboration between buyers, sellers and logistics companies. Amber Road replaces manual and outdated processes with comprehensive automation for global trade activities, including sourcing, supplier management, production tracking, transportation management, supply chain visibility, import and export compliance, and duty management. Amber Road provides rich data analytics to uncover areas for optimization and deliver a platform that is responsive and flexible to adapt to the ever-changing nature of global trade.

About E2open

At E2open, we’re creating a more connected, intelligent supply chain. It starts with sensing and responding to real-time demand, supply and delivery constraints. Bringing together data from customers, distribution channels, suppliers, contract manufacturers and logistics partners, our collaborative and agile supply chain platform enables companies to use data in real time, with artificial intelligence and machine learning to drive smarter decisions. All this complex information is delivered in a single view that encompasses your demand, supply and logistics ecosystems. E2open is changing everything. Demand. Supply. Delivered. Visit www.e2open.com.

E2open, the E2open logo and Harmony are registered trademarks of E2open, LLC. All other trademarks, registered trademarks and service marks are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the prospective performance and outlook of the Company’s business and those described in cautionary statements set forth from time to time in Amber Road’s filings with the SEC, including its Form 10-K for the fiscal year ended December 31, 2018 and Form 10-Q for the quarterly period ended March 31, 2019. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Amber Road expressly disclaims any intent or obligation to update, supplement or revise publicly these forward-looking statements except as required by law.

Contacts

E2open

Sales and Customer Information:

Diane Mitchell | VP, Marketing | E2open | Diane.Mitchell@e2open.com | 512-735-5692

Media Contact:

WE Communications for E2open | e2open@we-worldwide.com | 512-527-7029

Amber Road

Investor Relations Contact:

Staci Mortenson, ICR | InvestorRelations@AmberRoad.com | 201-806-3663

Media Contacts:

Phil Denning, ICR | Phil.Denning@ICRinc.com | 646-277-1258

Annika Helmrich, Amber Road, US & Canada | AnnikaHelmrich@AmberRoad.com | 201-806-3656

Martijn van Gils, Amber Road, Europe & Asia | MartijnvanGils@AmberRoad.com | +31 858769534